CITIZENS BANK NEW HAMPSHIRE

                                                 August 30, 2000



Mark H. Collin, Treasurer
UNITIL CORP.
6 Liberty Lane West
Hampton, New Hampshire  03842

Dear Mark:

     This letter agreement sets forth the terms under which Citizens Bank New Hampshire (the "Bank") will make available to UNITIL Corporation (the "Borrower") a Line of Credit for up to $5,000,000.00 until August 31, 2001 (the "Line").

     Any loan under this Line will bear interest (computed on a 360 day per year basis) at the Alternate Base Rate as in effect on the date of the particular loan. For this Line, Alternate Base Rate means, for each loan, the London Interbank Offered Rate ("LIBOR") for the term of the loan [not to exceed ninety
(90) days] as in effect on the date of the loan plus four-tenths of one percent per annum.

     Each loan must be not less than $500,000.00. This Line is available subject to Bank's continued satisfaction with the financial condition of Borrower and its subsidiaries and to no substantive changes in monetary or governmental regulations. Borrower shall deliver to Bank: annual report and 10K report by April 30; and 10-Q by ninety (90) days after the close of each calendar quarter.

     The Borrower shall establish and fund an account with the Bank which the Bank may debit for payments due, quarterly fees, and other amounts due. Loan advances will be made upon telephone request by officers designated in writing by Borrower and shall be deposited by Bank into the account.

     Loans will be evidenced by a Promissory Note in the form attached hereto. Each loan and the corresponding information (date, amount, maturity date, and interest rate) will be recorded the date of this telephone request. Bank's corresponding advices of credit and debit will be additional evidence of loans in the format described above, and Borrower agrees that absent manifest error this record shall be conclusive and binding.

     Borrower acknowledges that Bank has disclosed the following finance charges in connection with this loan: interest at the rate set forth above and in the Note.

     If the foregoing satisfactorily sets forth the terms and conditions of this lending arrangement, please indicate your acceptance thereof by executing and returning the attached copy of this letter and the attached Promissory Note.

     We are pleased to provide this Line of Credit and look forward to the ongoing development of our relationship.

                                   Sincerely,

                                   CITIZENS BANK NEW HAMPSHIRE

                                   By:__________________________________
                                      Its:



AGREED AND ACCEPTED:
UNITIL CORPORATION


By:________________________________________
    Mark H. Collin, Treasurer


By:________________________________________
    Anthony Baratta, Chief Financial Officer

                                 PROMISSORY NOTE

$5,000,000.00                                           Portsmouth, NH
                                                        August 30, 2000

     FOR VALUE RECEIVED, the undersigned UNITIL CORPORATION hereby promises to pay to the order of CITIZENS BANK NEW HAMPSHIRE (the "Bank"), at the office of the Bank in Portsmouth, New Hampshire, the aggregate principal amount of all loans made by the Bank to the undersigned pursuant to the Letter Agreement between the Bank and the undersigned dated August 30, 2000, as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan from the date such loan is made until the maturity thereof at the applicable rate set forth in the Note Schedule. The principal amount of each loan shall be payable on the maturity date of such loan as indicated in the Note Schedule, and, in any event, the aggregate outstanding principal amount of all loans hereunder shall be due and payable on August 31, 2001. Interest on the principal amount of each loan shall be payable on the same date as the principal amount is due.

     All loans under this Note will bear interest (computed on a 360 day per year basis) at the Alternate Base Rate as in effect from time to time. Alternate Base Rate means, for each loan, the London Interbank Offered Rate ("LIBOR") for the term of the loan [which must be selected by the undersigned at the time of the Loan and shall not exceed ninety (90) days] as in effect on the date of the loan plus four-tenths of one percent per annum. All payments shall be made in lawful currency of the United States of America in immediately available funds.

     Principal not paid when due shall bear interest from the maturity date, payable on demand and compounded monthly, at a rate per annum equal to two percent above the Alternate Base Rate.

     Any principal paid prior to its maturity date shall nevertheless bear interest at the designated rate through the maturity date which interest shall be paid as a prepayment fee on or before the maturity date.

     If any of the following events of default shall occur ("Defaults"): (a) default in the payment or performance of any of the Obligations or of any obligation of the Obligor or its subsidiaries to others for borrowed money or in respect of any extension of credit or accommodation which shall continue uncured for any applicable grace period; (b) failure of any material representation or warranty, statement, or information in any documents or financial statements delivered to the Bank for the purpose of inducing it to make or maintain any loan under this Note to be true and correct; (c) failure of the undersigned to file any tax return, or to pay or remit any tax, when due, except for taxes which UNITIL Corporation is actively disputing and as to which UNITIL Corporation is maintaining adequate reserves in accordance with Generally Accepted Accounting Principles; (d) failure to furnish the holder promptly on request with financial information about or to permit reasonable inspection by the holder of books, records and properties of the Obligor; (e) the Obligor or its subsidiaries generally not paying its debts as they become due; (f) dissolution, termination of existence, insolvency, business failure, appointment of a receiver or other custodian of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, the Obligor or its subsidiaries;
(g) change in the condition or affairs (financial or otherwise) of the Obligor or its subsidiaries which in the opinion of the holder will impair its security or increase its risk; thence immediately and automatically with respect to any Defaults set forth in clauses (e) and (f) above, and thereupon or at any time thereafter, with respect to each other Default (such Default not having been previously cured), at the option of the holder, all Obligations of the undersigned shall become immediately due and payable without notice or demand and Bank shall have no further duty to make any additional loans.

     The Obligor waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence under this Note.

     As used herein "Obligor" means any person primarily or secondarily liable hereunder or in respect hereto; "Obligation" means any obligation hereunder or otherwise of any Obligor to the holder, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and "holder" means the payee or any endorsee of this Note who is in possession of it, or the bearer hereof if this Note is at the time payable to the bearer.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right shall be effective unless in writing and signed by the holder nor shall a waiver on one occasion be constructed as a bar to or waiver of any such right or any future occasion.

     The undersigned will pay on demand all costs of collection and attorneys' fees paid or incurred by the holder in enforcing the Obligations of the Obligor. Upon any advance under this Note, the Obligor is immediately required to provide an executed copy of the Note including the date of the advance, the principal amount of the advance, the maturity date, and the interest rate.

     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of New Hampshire.

UNITIL CORPORATION

By:________________________________________
   Mark H. Collin, Treasurer


By:________________________________________
   Anthony Baratta, Chief Financial Officer

                           SCHEDULE TO PROMISSORY NOTE

                              OF UNITIL CORPORATION

Date of     Principal   Maturity    Interest    Date and      Notation
Loan        Amount of   Date        Rate        Amount of     Made by
----        Loan        ----        ----        Payment      -------
            ----                                Received
                                                --------